Exhibit 99.1

Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606

Equity Commonwealth Reports
Second Quarter 2015 Results

Chicago - August 5, 2015 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2015. All per share results are reported on a fully diluted basis.

Results for the quarter ended June 30, 2015
Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2015 were $77.2 million, or $0.59 per share. This compares to FFO for the quarter ended June 30, 2014 of $87.1 million, or $0.70 per share.

Normalized FFO was $67.8 million, or $0.52 per share. This compares to Normalized FFO for the quarter ended June 30, 2014 of $81.3 million, or $0.66 per share. The following items impacted Normalized FFO per share for the quarter ended June 30, 2015 compared to the corresponding 2014 period:

•	approximately ($0.13) per share from properties sold;

•	approximately ($0.11) per share due to the sale of the company’s entire interest in Select Income REIT (SIR) in 2014;

•	approximately $0.08 per share from lower interest expense; and

•	approximately $0.06 per share from lower general & administrative (G&A) expense, excluding shareholder litigation and transition expenses.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO and Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Net income attributable to common shareholders was $5.6 million, or $0.04 per share, for the quarter ended June 30, 2015. This compares to a net loss attributable to common shareholders of $17.8 million, or $0.14 per share for the quarter ended June 30, 2014.

The weighted average number of diluted common shares outstanding for the quarter ended June 30, 2015 was 130,537,044 shares, compared to 123,811,937 for the quarter ended June 30, 2014.

Operating Highlights
As of June 30, 2015, the company’s same property portfolio, which excludes properties held for sale, consisted of 86 properties comprising 29.4 million square feet. For the quarter ended June 30, 2015, operating results were as follows:

•	Same property NOI increased 6.3% when compared to the same period in 2014.

•	Same property cash NOI increased 1.3% when compared to the same period in 2014.

•	The same property portfolio was 90.6% leased, compared to 89.5% as of March 31, 2015, and 90.5% as of June 30, 2014.

•	The company entered into leases for approximately 1,030,000 square feet, including renewal leases for approximately 518,000 square feet and new leases for approximately 512,000 square feet.

•	Cash rental rates on new and renewal leases were 1.9% lower compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were approximately 5.4% higher than prior GAAP rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. Same property NOI and same property cash NOI include properties continuously owned from April 1, 2014 through June 30, 2015.

Significant Events for the quarter ended June 30, 2015

•
During the quarter, the company sold 65 properties encompassing 10.3 million square feet for a gross sales price of $1.1 billion. Proceeds were $968.8 million following credits for contractual lease costs and $56.8 million of mortgage debt repayments, including prepayment costs.

•	On May 1, 2015, the company redeemed, at par, the $138.8 million of outstanding 5.75% senior unsecured notes due November 1, 2015.

•	On May 22, 2015, the company completed the consensual foreclosure of the $40.1 million mortgage loan encumbering 225 Water Street.

•	During the quarter, the company classified two properties, Illinois Center in Chicago, IL and 16th and Race in Philadelphia, PA, totaling 2.7 million square feet, as held for sale.

Subsequent Events

•
On August 4, 2015, the company closed on the sale of Illinois Center for a gross sale price of $376.0 million. Proceeds from the sale were $211.2 million net of credits for rent abatements and contractual lease costs and $147.2 million of mortgage debt repayments, including prepayment costs.

Disposition Update
The company continues to pursue its previously announced plan to sell $2 to $3 billion of assets through 2017, creating capacity for future opportunities. As of August 5, 2015, the company has sold $1.5 billion of assets at a weighted average cap rate in the mid 7% range. In addition to one remaining property held for sale, the company has 22 properties totaling over 5.5 million square feet in various stages of marketing for sale.

As of June 30, 2015, the company had $1.3 billion in cash and cash equivalents and net debt to annualized adjusted EBITDA of 1.6x.

The company continues to focus on strengthening its balance sheet and improving the performance of its properties.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call on Thursday, August 6, 2015, at 9:00 a.m. Central Daylight Time to discuss second quarter 2015 results. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). In addition, a replay of the audio webcast will be available on the Investor Relations section of the company’s website.

A copy of EQC’s Second Quarter 2015 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is an internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. EQC has a portfolio comprising 86 properties and 29.4 million square feet with executive offices in Chicago, IL.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding marketing the company’s properties for sale, consummating asset sales, identifying future investment opportunities, strengthening the balance sheet and improving property performance. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
www.eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2015	December 31, 2014
ASSETS
Real estate properties:
Land	$456,614	$714,238
Buildings and improvements	3,834,855	5,014,205
	4,291,469	5,728,443
Accumulated depreciation	(913,303)	(1,030,445)
	3,378,166	4,697,998
Properties held for sale	360,781	—
Acquired real estate leases, net	121,912	198,287
Cash and cash equivalents	1,286,902	364,516
Restricted cash	31,351	32,257
Rents receivable, net of allowance for doubtful accounts of $10,008 and $6,565, respectively	209,089	248,101
Other assets, net	159,845	220,480
Total assets	$5,548,046	$5,761,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,460,131	1,598,416
Mortgage notes payable, net	513,561	609,249
Liabilities related to properties held for sale	20,336	—
Accounts payable and accrued expenses	128,590	162,204
Assumed real estate lease obligations, net	5,728	26,784
Rent collected in advance	21,860	31,359
Security deposits	10,610	14,044
Total liabilities	$2,160,816	$2,442,056

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 and 4,915,497 shares issued and outstanding, respectively, aggregate liquidation preference of $122,880 and $122,887, respectively	$119,263	$119,266
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 129,760,214 and 129,607,279 shares issued and outstanding, respectively	1,298	1,296
Additional paid in capital	4,495,244	4,487,133
Cumulative net income	2,260,098	2,233,852
Cumulative other comprehensive loss	(5,963)	(53,216)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(636,233)	(622,271)
Total shareholders’ equity	$3,387,230	$3,319,583
Total liabilities and shareholders’ equity	$5,548,046	$5,761,639

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Rental income(1)	$163,697	$172,407	$331,669	$344,447
Tenant reimbursements and other income	39,997	42,787	85,080	88,007
Total revenues	$203,694	$215,194	$416,749	$432,454

Expenses:
Operating expenses	$89,686	$92,701	$187,557	$194,432
Depreciation and amortization	53,637	59,831	116,336	111,480
General and administrative	10,911	24,097	27,469	48,945
Loss on asset impairment	15,258	22,683	17,162	17,922
Acquisition related costs	—	—	—	5
Total expenses	$169,492	$199,312	$348,524	$372,784

Operating income	$34,202	$15,882	$68,225	$59,670

Interest and other income	728	281	4,176	665
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $(177), $(300), $(148), and $(609), respectively)	(27,973)	(37,899)	(57,815)	(75,834)
Gain on early extinguishment of debt	10,426	—	9,998	—
Loss on sale of equity investment	—	(33)	—	(33)
Gain on issuance of shares by an equity investee	—	16,911	—	17,020
Foreign currency exchange gain	856	—	856	—
(Loss) gain on sale of properties	(2,708)	—	3,160	—
Income (loss) from continuing operations before income taxes and equity in earnings of investees	15,531	(4,858)	28,600	1,488
Income tax expense	(2,915)	(908)	(2,354)	(1,463)
Equity in earnings of investees	—	12,454	—	23,388
Income from continuing operations	12,616	6,688	26,246	23,413
Discontinued operations:
Income from discontinued operations (1)	—	4,114	—	8,125
Loss on asset impairment from discontinued operations	—	(2,072)	—	(2,360)
Loss on early extinguishment of debt from discontinued operations	—	(3,345)	—	(3,345)
Net income	$12,616	$5,385	$26,246	$25,833
Preferred distributions	(6,981)	(6,982)	(13,962)	(18,133)
Excess fair value of consideration over carrying value of preferred shares	—	(16,205)	—	(16,205)
Net income (loss) attributable to Equity Commonwealth common shareholders	$5,635	$(17,802)	$12,284	$(8,505)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Amounts attributable to Equity Commonwealth common shareholders:
Income (loss) from continuing operations	$5,635	$(16,499)	$12,284	$(10,925)
Income from discontinued operations	—	4,114	—	8,125
Loss on asset impairment from discontinued operations	—	(2,072)	—	(2,360)
Loss on early extinguishment of debt from discontinued operations	—	(3,345)	—	(3,345)
Net income (loss)	$5,635	$(17,802)	$12,284	$(8,505)

Weighted average common shares outstanding — basic (2)	129,733	123,812	129,714	121,121
Weighted average common shares outstanding — diluted (2)	130,537	123,812	130,205	121,121

Basic and diluted earnings per common share attributable to Equity Commonwealth common shareholders:
Income (loss) from continuing operations	$0.04	$(0.13)	$0.09	$(0.09)
(Loss) income from discontinued operations	$—	$(0.01)	$—	$0.02
Net income (loss)	$0.04	$(0.14)	$0.09	$(0.07)

(1)	Rental income and income from discontinued operations include non-cash straight line rent adjustments, and non-cash amortization of intangible lease assets and liabilities.
(2)
As of June 30, 2015, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares, which were anti-dilutive for earnings per common share attributable to EQC common shareholders for all periods presented. 803 common shares (804 and 491 common shares on a weighted average basis for the three and six months ended June 30, 2015, respectively) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of June 30, 2015. No RSUs had been issued as of June 30, 2014.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Calculation of FFO
Net income	$12,616	$5,385	$26,246	$25,833
Depreciation and amortization	53,637	59,831	116,336	111,480
Loss on asset impairment from continuing operations	15,258	22,683	17,162	17,922
Loss on asset impairment from discontinued operations	—	2,072	—	2,360
FFO from equity investees	—	16,611	—	31,551
Loss (gain) on sale of properties	2,708	—	(3,160)	—
Equity in earnings of investees	—	(12,454)	—	(23,388)
FFO attributable to Equity Commonwealth	84,219	94,128	156,584	165,758
Preferred distributions	(6,981)	(6,982)	(13,962)	(18,133)
FFO attributable to EQC Common Shareholders	$77,238	$87,146	$142,622	$147,625

Calculation of Normalized FFO
FFO attributable to EQC common shareholders	$77,238	$87,146	$142,622	$147,625
Recurring adjustments:
Lease value amortization	1,793	4,166	3,267	6,418
Straight line rent from continuing operations	(1,864)	(1,079)	(1,683)	(6,975)
Straight line rent from discontinued operations	—	(145)	—	(226)
Gain on early extinguishment of debt from continuing operations	(10,426)	—	(9,998)	—
Loss on early extinguishment of debt from discontinued operations	—	3,345	—	3,345
Minimum cash rent from direct financing lease (1)	2,032	2,032	4,064	4,064
Loss on sale of equity investments	—	33	—	33
Gain on issuance of shares by an equity investee	—	(16,911)	—	(17,020)
Interest earned from direct financing lease	(119)	(208)	(260)	(437)
Normalized FFO from equity investees, net of FFO	—	(1,954)	—	(3,353)
Other items which affect comparability:
Shareholder litigation and transition related expenses (2)	(215)	4,892	3,257	8,805
Transition services fee	180	—	2,415	—
Acquisition related costs	—	—	—	5
Gain on sale of securities	—	—	(3,080)	—
Foreign currency exchange gain	(856)	—	(856)	—
Normalized FFO attributable to EQC Common Shareholders	$67,763	$81,317	$139,748	$142,284

Weighted average common shares outstanding -- basic (3)	129,733	123,812	129,714	121,121
Weighted average common shares outstanding -- diluted (3)	130,537	123,812	130,205	121,121
FFO attributable to EQC common shareholders per share -- basic (3)	$0.60	$0.70	$1.10	$1.22
FFO attributable to EQC common shareholders per share -- diluted(3)	$0.59	$0.70	$1.10	$1.22
Normalized FFO attributable to EQC common shareholders per share -- basic (3)	$0.52	$0.66	$1.08	$1.17
Normalized FFO attributable to EQC common shareholders per share -- diluted (3)	$0.52	$0.66	$1.07	$1.17

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

(1)
Contractual cash payments (including management fees) from one tenant at Arizona Center for the three and six months ended June 30, 2015 and 2014 were $2,032 and $4,064, respectively. These payments will decrease to approximately $515 per year beginning in 2016. Our calculation of Normalized FFO reflects the cash payments received from this tenant. The terms of this tenant's lease require us to classify the lease as a direct financing (or capital) lease. As such, the revenue recognized on a GAAP basis within our condensed consolidated statements of operations was $119 and $208 for the three months ended June 30, 2015 and 2014, and $260 and $437 for the six months ended June 30, 2015 and 2014, respectively. This direct financing lease has an expiration date in 2045.

(2)
Shareholder litigation and transition related expenses within general and administrative for the three and six months ended June 30, 2015 includes $(0.4) million and $2.3 million, respectively, for the change in the fair value of the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex since February 2013 in connection with their consent solicitations to remove our former Trustees, elect the new Board of Trustees and engage in related litigation. On August 4, 2015, we reimbursed $8.4 million to Related/Corvex under the terms of the shareholder-approved agreement. An additional $8.4 million will be reimbursed only if the average closing price of our common shares is at least $26.00 (as adjusted for any share splits or share dividends) from August 1, 2015 through July 31, 2016. As of June 30, 2015, the fair value of this aggregate liability is $8.9 million, which includes the fair value of the portion paid on August 4, 2015.

(3)
As of June 30, 2015, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares, which were anti-dilutive for earnings per common share attributable to EQC common shareholders for all periods presented. 803 common shares (804 and 491 common shares on a weighted average basis for the three and six months ended June 30, 2015, respectively) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of June 30, 2015. No RSUs had been issued as of June 30, 2014.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Calculation of Same Property NOI and Same Property Cash Basis NOI
Rental income	$163,697	$172,407	$331,669	$344,447
Tenant reimbursements and other income	39,997	42,787	85,080	88,007
Operating expenses	(89,686)	(92,701)	(187,557)	(194,432)
NOI	$114,008	$122,493	$229,192	$238,022
Straight line rent adjustments	(1,864)	(1,079)	(1,683)	(6,975)
Lease value amortization	1,793	4,166	3,267	6,418
Lease termination fees	(4,167)	(1,145)	(6,116)	(1,738)
Cash Basis NOI	$109,770	$124,435	$224,660	$235,727
Cash Basis NOI from non-same properties (1)	(17,410)	(33,246)	(43,469)	(57,057)
Same Property Cash Basis NOI	$92,360	$91,189	$181,191	$178,670
Non-cash rental and termination income from same properties	558	(3,757)	(1,785)	(2,622)
Same Property NOI	$92,918	$87,432	$179,406	$176,048

Reconciliation of Same Property NOI to GAAP Operating Income
Same Property NOI	$92,918	$87,432	$179,406	$176,048
Non-cash rental and termination income from same properties	(558)	3,757	1,785	2,622
Same Property Cash Basis NOI	$92,360	$91,189	$181,191	$178,670
Cash Basis NOI from non-same properties (1)	17,410	33,246	43,469	57,057
Cash Basis NOI	$109,770	$124,435	$224,660	$235,727
Straight line rent adjustments	1,864	1,079	1,683	6,975
Lease value amortization	(1,793)	(4,166)	(3,267)	(6,418)
Lease termination fees	4,167	1,145	6,116	1,738
NOI	$114,008	$122,493	$229,192	$238,022
Depreciation and amortization	(53,637)	(59,831)	(116,336)	(111,480)
General and administrative	(10,911)	(24,097)	(27,469)	(48,945)
Loss on asset impairment	(15,258)	(22,683)	(17,162)	(17,922)
Acquisition related costs	—	—	—	(5)
Operating Income	$34,202	$15,882	$68,225	$59,670

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale during 2015.

NOI is total revenues minus operating expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2014 through June 30, 2015. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2014 through June 30, 2015. Discontinued operations and properties classified as held for sale are excluded from same property results.

We consider these measures to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use these measures internally to evaluate individual, regional and combined property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.